Exhibit 5.1

Telefax (804) 225-8706

June 14, 2007

First Capital Bancorp, Inc.

4222 Cox Road

Suite 200

Glen Allen, VA 23060

Ladies and Gentlemen:

This letter is in reference to the Registration Statement on Form SB-2 (the “Registration Statement”) filed by First Capital Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of 195,500 shares of the Company’s Common Stock, par value $4.00 per share (the “Shares”). The Shares are in addition to the 977,500 shares of the Company’s Common Stock registered on a Registration Statement on Form SB-2, File No. 333-141312, filed by the Company on March 15, 2007, as amended on April 26, 2007 and May 15, 2007 and declared effective June 13, 2007. The Shares are to be sold by the Company pursuant to an Underwriting Agreement (the “Underwriting Agreement”), the form of which was filed as an exhibit to the April 26, 2007 amendment to the Registration Statement.

We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that, when the Shares have been sold and duly delivered against payment therefor as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

6/14/07

Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is incorporated by reference into the Registration Statement.

Very truly yours,

/s/ Cantor Arkema, P.C.

Cantor Arkema, P.C.